CONSENT OF ROSCOE POSTLE ASSOCIATES INC.

     We hereby consent to the references to Roscoe Postle Associates Inc. as experts in mining, geology and reserves determination in the Registration Statement (Form S-2) and related Prospectus of USMX, Inc. for the registration of its common stock and to all references to our Firm included in this Registration Statement.


                              Very truly yours,

                              ROSCOE POSTLE ASSOCIATES INC.


Toronto, Ontario
October 31, 1996